Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Independent Bank Group, Inc. of our report, dated March 27, 2014, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of Independent Bank Group, Inc. for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption, “Experts” in such Proxy Statement/Prospectus.

/s/ McGladrey LLP

Dallas, Texas

August 5, 2014